Exhibit 23.1

Consent of Independent Auditor

We consent to the incorporation by reference in the Registration Statement (No. 333-163866) on Form S-3 of Retail Opportunity Investments Corp. of our reports dated April 27, 2010, relating to our audits of the Statements of Revenues and Certain Expenses of Santa Ana, Lake Stevens, and Norwood Center (the “Properties”), for the year ended December 31, 2009, included in this Current Report on Form 8-K.

/s/ McGladrey & Pullen, LLP
New York, New York
April 27, 2010